Exhibit 99.1

AUTOBYTEL ANNOUNCES THAT IT WILL NOT MEET NASDAQ COMPLIANCE

DEADLINE; FILES FOR EXTENSION; AUTOBYTEL ALSO ANNOUNCES

PRELIMINARY, PARTIAL UNAUDITED FINANCIAL RESULTS

Irvine, CA, March 15, 2005 – Autobytel Inc. (Nasdaq: ABTLE), a leading Internet automotive marketing services company today announced preliminary, partial unaudited financial results for the fiscal quarter ended September 30, 2004 and fiscal year ended December 31, 2004. Autobytel also announced today that it will not be able to file its audited financial statements and required restatements with the SEC by March 16, 2005, as required by Nasdaq in order to maintain the listing of the Company’s common shares on the Nasdaq Stock Market. The Company has filed with Nasdaq a request to extend the March 16, 2005 deadline to April 15, 2005.

As previously announced on October 21, 2004, the Audit Committee of the Board of Directors of the Company undertook an internal review of certain accounting matters affecting the Company’s financial statements. Based on the results of that review, on November 15, 2004, the Company announced that it expected to restate its financial statements for the second, third, and fourth quarters of 2003, the full 2003 fiscal year, and the first and second quarters of 2004. After further review, the Company announced today that it also expects to restate its financial statements for the full 2002 fiscal year and the first fiscal quarter of 2003.

The Company currently believes that the aggregate impact of the expected restated items on its balance sheet is a reduction of $0.8 million in stockholders’ equity at June 30, 2004, and the net impact on its statements of operations during the period from January 1, 2002 through June 30, 2004 is a reduction in net income of $1.8 million, of which $1.4 million impacted the first six months of 2004. In addition and not included within the aggregate impact described above, the Company is currently determining the accounting treatment of certain revenue generated from purchase requests. Based on its preliminary analysis, the Company believes that the aggregate impact on revenue is a reduction of revenue between $0 and $150,000 for fiscal year 2002, $0 and $200,000 for fiscal year 2003, and $0 and $200,000 for the first and second fiscal quarters of 2004, and a commensurate increase in net loss or reduction in net income for such periods. The Company is continuing to analyze the appropriate accounting treatment and impact of this item in each relevant period. Although the Company has not yet determined the exact adjustments in each period, it anticipates that there will be adjustments in certain periods.

In addition to the restatements related to certain unapplied credits and uncashed checks, which were previously disclosed, and the accounting item related to purchase requests described above, the Company currently believes that the restatements primarily involve the following additional items:

•	Inappropriate recognition of revenue in the second fiscal quarter of 2004 for advertising services;

•	State tax expenses were not recorded during the first and second quarter of 2004. The state tax expenses relate to two states where subsidiaries of the Company operate on a profitable basis.

•	Website advertising revenue earned in the first and second fiscal quarters of 2004 that was not recognized in such periods;

•	Accrued liabilities that were prematurely derecognized and recorded as a reduction of expenses in the first fiscal quarter of 2004;

•	Franchise tax expense was underestimated in the first, second, third and fourth fiscal quarters of 2003 and over-estimated in the first and second fiscal quarters of 2004;

•	Inappropriate accruals of subscription costs in the first, second and third fiscal quarters of 2003 that were subsequently derecognized and recorded as a reduction of sales and marketing expense in the first fiscal quarter of 2004;

•	Inappropriate excess accrual of commissions expense in the first fiscal quarter of 2003 that was derecognized and recorded as a reduction of commissions expense in the first fiscal quarter of 2004;

•	Excess accrual of medical costs that should have been derecognized in the second fiscal quarter of 2003, but which was inappropriately derecognized and partially recorded as a reduction of online advertising costs in the third fiscal quarter of 2003, with the remaining excess recorded as a reduction of compensation costs in the first fiscal quarter of 2004;

•	Inappropriate accrual of advertising costs in the first fiscal quarter of 2002 that was derecognized and recorded as a reduction of advertising expense in the first fiscal quarter of 2004;

•	Inappropriate classification of revenue between lead fees and customer relationship management services revenue in the fiscal years 2002, 2003 and 2004;

•	Inappropriate classification of revenue between lead fees and advertising in the fourth fiscal quarter of 2003;

•	Credits issued to customers that were inappropriately reversed and recognized as revenue during the first fiscal quarter of 2002 and the fourth fiscal quarter of 2003 in connection with the cessation of operations of certain subsidiaries;

•	Expenses inappropriately recorded in the third fiscal quarter of 2003 associated with services rendered in the second fiscal quarter of 2003;

•	Excess accrual for lease abandonment that should have been derecognized in the second fiscal quarter of 2002, but was inappropriately derecognized in the second fiscal quarter of 2003;

•	Excess accrual of cash bonus compensation that was inappropriately derecognized in the fourth fiscal quarter of 2002, rather than the third fiscal quarter of 2002;

•	Inappropriate excess accrual of sales and marketing expense in the third fiscal quarter of 2002 that was derecognized in the fourth fiscal quarter of 2002;

•	Inappropriate recognition of revenue in the first fiscal quarter of 2002, the related accounts receivable of which was written-off in the fourth fiscal quarter of 2002;

•	Inappropriate excess accrual for allowance for bad debt and a corresponding under accrual for allowance for customer credits in the third fiscal quarter of 2002;

•	Inappropriate accrual of commissions expense in the second fiscal quarter of 2002;

•	Inappropriate accrual of legal costs in the first fiscal quarter of 2002 that was subsequently derecognized and recorded as a reduction of general and administrative expenses in the second fiscal quarter of 2002; and

•	Expense provisions for our participation at an annual trade show that were inappropriately recorded throughout the annual fiscal period preceding the first fiscal quarter of the following annual fiscal period in which the trade show took place.

The Company is continuing to work to complete its financial statements for the fiscal quarter ended September 30, 2004 and the fiscal year ended December 31, 2004, and to restate its financial statements for the full 2002 fiscal year, the first, second, and third fiscal quarters of 2003, the full 2003 fiscal year, and the first and second fiscal quarters of 2004. Once the Company completes these financial statements, the Company’s independent auditors will review and/or audit these financial statements, as appropriate. Accordingly, the financial information for the periods provided below is subject to change and should not be relied upon. In addition, the financial information set forth below does not account for the effects of the accounting item in respect of purchase requests described above, and is preliminary, unaudited, and subject to change based on the Company’s review, the final results of the investigation into certain of the Company’s accounting matters, and receipt by the Company of its audited financial statements. Until such time as the Company is able to file with the Securities and Exchange Commission its financial statements for these periods, neither its existing financial statements nor the information set forth below should be relied upon. Cash from operations in the third and fourth quarters of 2004 may not be indicative of future results because of the periods in which expenses are paid as well as ongoing costs relating to the internal investigation conducted by the Audit Committee and the restatement of the Company’s financial statements.

2004 Year End Results

Revenues. Revenues are expected to be between $121.5 million and $123.0 million in 2004.

Cash From Operations. The Company generated $4.2 million in domestic cash from operations in the fourth quarter of 2004. For the year ended December 31, 2004, the Company generated $9.5 million in domestic cash from operations.

Cash Position. As of December 31, 2004, the Company had $52.8 million in domestic cash, cash equivalents and short-term and long-term investments.

Operating Expenses. Total operating expenses for the year ended December 31, 2004 are expected to be between $115.0 million and $117.0 million.

Net Income: The Company’s net income for the year ended December 31, 2004 is expected to be between $6.9 million and $7.7 million.

Third Quarter 2004 Results

Revenues. Third quarter revenues are expected to be between $31.5 million and $33.0 million.

Cash From Operations. The Company generated $2.6 million in domestic cash from operations in the third quarter of 2004.

Operating Expenses. Total operating expenses for the third quarter are expected to be between $29.0 million and $31.0 million.

Net Income: The Company’s net income for the third quarter is expected to be between $2.9 million and $3.7 million.

Nasdaq Compliance

The Company also announced today that it will not be able to meet the March 16, 2005 Nasdaq deadline to come into full compliance with Nasdaq Marketplace Rule 4310(c)(14).

Nasdaq Marketplace Rule 4310(c)(14) requires the Company to make, on a timely basis, all filings with the Securities and Exchange Commission required by the Securities Exchange Act of 1934, as amended.

As previously announced, on February 10, 2005, the Company received a notice from The Nasdaq Stock Market indicating that a Nasdaq Listing Qualifications Panel had granted the Company’s request for an extension for the Company to come into full compliance with Nasdaq Marketplace Rule 4310(c)(14), subject to, among other conditions, the Company filing, on or before March 16, 2005, its Form 10-Q for the quarter ended September 30, 2004, its Form 10-K for the fiscal year ended December 31, 2004, and all required restatements. The Company announced today that it will not be able to make the required filings by the March 16, 2005 deadline.

The Company has filed with Nasdaq a request to extend the March 16, 2005 deadline to April 15, 2005. The Nasdaq Listing Qualifications Panel is considering the Company’s extension request but may determine not to extend the deadline and may delist the Company’s shares at any time. If the March 16, 2005 deadline is not extended, or if the Company is unable to meet any extension of such deadline granted by Nasdaq, then its shares of common stock will immediately be delisted from the Nasdaq Stock Market, but continue to trade in the over-the-counter market.

The Company cannot provide any assurance that it can obtain an extension from Nasdaq or, if an extension is granted, that it will be able to come into full compliance with Nasdaq Marketplace Rule 4310(c)(14). The Company intends to appeal any decision to delist its shares from the Nasdaq Stock Market, but cannot provide any assurance that its appeal will be successful. Any such appeal will not stay the decision to delist the Company’s shares.

About Autobytel Inc.

Autobytel Inc. (Nasdaq: ABTLE), a leading Internet automotive marketing services company, helps retailers sell cars and manufacturers build brands through marketing, advertising, data and CRM (customer relationship management) products and programs. The Company owns and operates the automotive websites Autobytel.com, Autoweb.com, Carsmart.com, Car.com, AutoSite.com, AICAutoSite.com, Autoahorros.com, and CarTV.com. Autobytel is also a leader in dealership lead management and CRM solutions and owns and operates AVV, Inc., a top provider of dealership CRM and sales management products, and Retention Performance Marketing, Inc., (RPM®), which powers dealerships with cutting-edge customer loyalty and retention marketing programs. As the Internet’s largest new car buying service, Autobytel generates over a billion dollars a month in car sales for dealers through its services and was the most visited new car buying and research destination in 2003, reaching millions of car shoppers as they made their vehicle buying decisions. Autobytel’s car-selling sites and lead management products are used by more of the nation’s top-100 e-dealers than any other program.

FORWARD-LOOKING STATEMENT DISCLAIMER

The statements contained in this press release that are not historical facts are forward-looking statements under the federal securities laws. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed in, or implied by, such forward-looking statements. Autobytel undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements are changes in general economic conditions, the economic impact of terrorist attacks or military actions, increased dealer attrition, pressure on dealer fees, increased or unexpected competition, the failure to realize anticipated synergies from acquired entities, costs related to acquisitions, failure to retain key employees at acquired entities, difficulties in successfully integrating the businesses and technologies of acquired entities and Autobytel, that actual costs and expenses exceed the charges taken by Autobytel, changes in laws and regulations, costs of defending lawsuits and undertaking investigations and related matters and other matters disclosed in Autobytel’s filings with the Securities and Exchange Commission. Investors are strongly encouraged to review our annual report on Form 10-K for the year ended December 31, 2003, and other filings with the Securities and Exchange Commission for a discussion of risks and uncertainties that could affect operating results and the market price of our stock.

Contact:

Autobytel Inc.

Investor Relations

Jennifer Klein, Vice President, Investor Relations, 949.862.1362 (jenniferkl@autobytel.com)

Media Relations

Melanie Webber, Vice President, Corporate Communications, 949.862.3023

(melaniew@autobytel.com)